UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          April 24, 2009

LOTUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32581	20-0507918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Cheng Zhuang Road, Feng Tai District, Beijing 100071 People’s Republic of China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	86-10-63899868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) Effective on April 24, 2009, Lotus Pharmaceuticals, Inc. (the “Registrant”) dismissed Sherb & Co., LLP (“Sherb”) as the Registrant’s principal independent accountant. The decision to dismiss Sherb was approved by the Registrant’s board of directors. The Registrant’s financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not otherwise qualified or modified as to uncertainty, audit scope or accounting principles.

During the Registrant’s two most recent fiscal years and the interim period preceding such dismissal there were no disagreements with Sherb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Sherb, would have caused it to make reference to the subject matter of the disagreements in connection with its report and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The Registrant provided Sherb with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested Sherb to furnish the Registrant with a letter addressed to the SEC stating whether or not it agrees with the statements in this Item 4.01(a). A copy of such letter, dated April 24, 2009, is filed as an exhibit to this Current Report on Form 8-K.

(b) Effective April 24, 2009, the Registrant engaged Bagell Josephs Levine & Company, LLC (“BJL”), as the principal accountant to audit the Registrant’s financial statements. During the Registrant’s two most recent fiscal years, and the subsequent interim period prior to engaging BJL, neither the Registrant nor anyone on its behalf consulted BJL regarding either: (i) the application of accounting principles to a specified transaction regarding the Registrant, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (ii)  any matter regarding the registrant that was either the subject of a disagreement or a reportable event. The engagement of BJH as the principal accountant to audit the Registrant’s financial statements was approved by the Registrant’s board of directors.

SECTION 5 CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Caeli Widger, the Registrant’s former director resigned effective March 15, 2009 in order to pursue other interests. He had no disagreement with the Registrant regarding the management and other corporate governance.

(b) Effective May 1, 2009, Adam Wasserman, the Registrant’s chief financial officer (“CFO”) and principal accounting officer, will resign as the Registrant’s CFO. Mr. Wasserman has agreed to act as a financial consultant to the Company following his resignation.

(c) Ms. Zeng Yan has agreed to become the Registrant’s new CFO effective May 1, 2009.Ms. Zeng was born in February 1968, has over ten years experience as a financial manager and auditor for Chinese based companies. From 2004 to 2005, Ms. Zeng was a financial manager for Beijing Unite Youbang Science and Technology Ltd. From 2005 to 2008, Ms. Zeng was a registered accountant in Beijing Topson Certified Public Accountants, where she conducted auditing and provided financial counsel for public companies. From 2008 to the present, Ms. Zeng has been an accountant for Beijing Liang Fang Pharmaceutical International, Inc., a subsidiary of Lotus Pharmaceuticals, Inc. Ms. Zeng is a CPA in China with bachelor degree in Business from Beijing Information Science & Technology University.

SECTION 8 OTHER EVENTS

Item 8.01 Other Events

On April 22, 2009, Lotus Pharmaceuticals, Inc. (the “Company”), issued a press release regarding its financial results for the year ended December 31, 2008 and its proposed expansion into Inner Mongolia. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Letter date April 24, 2009 from Sherb & Co., LLP.

99.2	Press release issued by Lotus Pharmaceuticals, Inc. on April 22, 2009.

The Current Report on Form 8-K may contain, among other things, certain “forward-looking statements” within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including, but not limited to, changes from anticipated levels of sales, future national or regional economic and competitive and regulatory conditions, changes in relationships with customers, access to capital, increased costs, difficulties in developing and marketing new products, marketing existing products, customer acceptance of existing and new products, the time to get new drugs approved by the SFDA and other factors. Additional information regarding risks can be found in the Company’s Annual Report on Form 10K filed with the SEC. Accordingly, although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTUS PHARMACEUTICALS, INC.

Date: April 28, 2009	By: /s/ Liu Zhongyi
Name: Liu Zhongyi Title: Chairman and Chief Executive Officer